                                                                    Exhibit 21.1

                              List of Subsidiaries
                              --------------------

The Company owns 80% of the outstanding voting stock of the following subsidiary:

          Subsidiary Name                Jurisdiction of Incorporation
          ---------------                -----------------------------

      Interlink Electronics, K.K.                    Japan

The Company owns 100% of the outstanding voting stock of the following subsidiary:

          Subsidiary Name                Jurisdiction of Incorporation
          ---------------                -----------------------------

 Interlink Electronics Asia Pacific                Hong Kong